UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

Sierra Income Corporation

(Exact Name of Registrant as Specified in its Charter)

0-54650	Maryland	45-2544432
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 Park Avenue New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 21, 2021, Sierra Income Corporation, a Maryland corporation (“Sierra”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Barings BDC, Inc., a Maryland corporation (“BBDC”), Mercury Acquisition Sub, Inc., a Maryland corporation and a direct wholly owned subsidiary of BBDC (“Acquisition Sub”), Sierra and Barings LLC, a Delaware limited liability company and investment adviser to BBDC (“Barings”). The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into Sierra, with Sierra continuing as the surviving company and as a wholly owned subsidiary of BBDC (the “First Merger”) and, immediately thereafter, Sierra will merge with and into BBDC, with BBDC continuing as the surviving company (the “Second Merger” and, together with the First Merger, the “Mergers”). The boards of directors of both BBDC and Sierra, including all of the respective independent directors, have approved the Merger Agreement and the transactions contemplated therein. The parties to the Merger Agreement intend the Mergers to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

In the First Merger, each share of Sierra common stock issued and outstanding immediately prior to the effective time of the First Merger (excluding any shares cancelled pursuant to the Merger Agreement) will be converted into the right to receive (i) $0.9783641 per share in cash, without interest, from Barings (such amount of cash, the “Cash Consideration”) and (ii) 0.44973 (such ratio, as may be adjusted pursuant to the Merger Agreement, the “Exchange Ratio”) of a validly issued, fully paid and non-assessable share of BBDC common stock, par value $0.001 per share (the “Share Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

The Merger Agreement contains representations, warranties and covenants, including, among others, covenants relating to the operation of each of Sierra’s and BBDC’s businesses during the period prior to the closing of the Mergers. Sierra and BBDC have agreed to convene and hold stockholder meetings for the purpose of obtaining the approvals required of Sierra’s and BBDC’s stockholders, respectively, and the boards of directors of Sierra and BBDC have agreed to recommend that their respective stockholders approve the applicable proposals (as described below).

The Merger Agreement provides that Sierra shall not, and shall cause its subsidiaries and instruct its representatives not to, directly or indirectly, solicit proposals relating to alternative transactions, or, subject to certain exceptions, initiate or participate in discussions or negotiations regarding, or provide information with respect to, any proposal for an alternative transaction. However, the Sierra board of directors may, subject to certain conditions, change its recommendation to the Sierra stockholders or, on payment of a termination fee of $11.0 million to BBDC and the reimbursement of up to $2.0 million in expenses incurred by BBDC and Barings, terminate the Merger Agreement and enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement) for a Superior Proposal (as defined in the Merger Agreement) if it determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with the directors’ duties under applicable law.

Consummation of the First Merger, which is currently anticipated to occur during the first quarter of fiscal year 2022, is subject to certain customary closing conditions, including (1) approval of the First Merger by the holders of at least a majority of the outstanding shares of Sierra common stock entitled to vote thereon, (2) approval of the issuance of BBDC common stock to be issued in the First Merger by a majority of the votes cast by the BBDC stockholders on the matter at the BBDC stockholders meeting, (3) approval of the issuance of BBDC’s common stock in connection with the First Merger at a price below the then-current net asset value per share of BBDC common stock, if applicable, by the vote specified in Section 63(2)(A) of the Investment Company Act of 1940, as amended, (4) the absence of certain legal impediments to the consummation of the First Merger, (5) effectiveness of the registration statement for the BBDC common stock to be issued as consideration in the First Merger, (6) approval for listing on the New York Stock Exchange of the BBDC common stock to be issued as consideration in the First Merger, (7) subject to certain materiality standards, the accuracy of the representations and warranties and compliance with the covenants of each party to the Merger Agreement, and (8) required regulatory approvals (including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or early termination thereof).

Barings, as party to the Merger Agreement, agreed to vote all shares of BBDC common stock over which it has voting power (other than in its fiduciary capacity) in favor of the proposals to be submitted by BBDC to its stockholders for approval relating to the Mergers.

In addition, Sierra and BBDC will take steps necessary to provide for the repayment at closing of Sierra’s existing loan agreement. The Merger Agreement also contains certain termination rights in favor of BBDC and Sierra, including if the First Merger is not completed on or before March 31, 2022 or if the requisite approvals of Sierra stockholders or BBDC stockholders are not obtained.

Further, BBDC will enter into an amendment and restatement of its investment advisory agreement with Barings, effective as of the closing of the Mergers, to raise the annualized hurdle rate thereunder from 8.0% to 8.25%. Following the closing of the Mergers, BBDC will also enter into a credit support agreement with Barings, for the benefit of the combined company, to protect against net cumulative unrealized and realized losses of up to $100.0 million on the acquired Sierra investment portfolio over the next ten years. The terms of the credit support agreement and the form of the second amended and restated investment advisory agreement are included as Exhibit B and Exhibit C, respectively, to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The description above is only a summary of the material provisions of the Merger Agreement and is qualified in its entirety by reference to a copy of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The representations and warranties and covenants set forth in the Merger Agreement have been made only for purposes of such agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures made for purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the parties to the Merger Agreement or their respective businesses.

Item 7.01. Regulation FD Disclosure.

On September 21, 2021, Sierra and BBDC issued a joint press release announcing the entry into the Merger Agreement. The joint press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Pursuant to the Merger Agreement, Sierra has agreed to suspend its distribution reinvestment plan as soon as practicable and to continue the suspension of Sierra’s share repurchase program and repurchases in the event of death or disability.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are statements other than statements of historical facts, are not guarantees of future performance or results of BBDC, Sierra, or, following the Mergers, the combined company, and involve a number of risks and uncertainties, including statements regarding the completion of the proposed transactions between BBDC and Sierra contemplated by the Merger Agreement (collectively, the “Transaction”). Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings made by BBDC or Sierra with the Securities and Exchange Commission (“SEC”), including those contained in the Proxy Statement (as defined below), when such documents become available. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Transaction closing; (ii) the expected synergies and savings associated with the Transaction; (iii) the expected elimination of certain expenses and costs due to the Transaction; (iv) the percentage of Sierra’s stockholders voting in favor of the First Merger; (v) the percentage of BBDC’s stockholders voting in favor of the relevant Proposals (as defined below); (vi) the possibility that competing offers or acquisition proposals for Sierra will be made; (vii) the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived; (viii) risks related to diverting the attention of BBDC’s management or Sierra’s management from ongoing business operations; (ix) the risk that stockholder litigation in connection with the Transaction may result in significant costs of defense and liability; (x) the future operating results of the combined company or BBDC’s, Sierra’s or the combined company’s portfolio companies; (xi) regulatory approvals and other factors; (xii) changes in regional or national economic conditions, including but not limited to the impact of the COVID-19 pandemic, and their impact on the industries in which BBDC and Sierra invest; (xiii) changes to the form and amounts of Sierra’s tax obligations; (xiv) fluctuations in the market price of BBDC’s common stock; (xv) the Transaction’s effect on the relationships of BBDC or Sierra with their respective investors, portfolio companies, lenders and service providers, whether or not the Transaction is completed; (xvi) the reduction in BBDC’s stockholders’ and Sierra’s stockholders’ percentage ownership and voting power in the combined company; (xvii) the challenges and costs presented by the integration of BBDC and Sierra; (xviii) the uncertainty of third-party approvals; (xix) the significant transaction costs; (xx) the restrictions on BBDC’s and Sierra’s conduct of business set forth in the Merger Agreement; and (xxi) other changes in the conditions of the industries in which BBDC and Sierra invest and other factors enumerated in BBDC’s and Sierra’s filings with the SEC. You should not place undue reliance on such forward-looking statements, which are and will be based upon BBDC management’s and Sierra management’s respective then-current views and assumptions regarding future events and operating performance, and speak only as of the date any such statement is made. Neither BBDC nor Sierra undertakes any duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving BBDC and Sierra, along with related proposals for which stockholder approval will be sought (collectively, the “Proposals”).

In connection with the proposed Transaction, BBDC and Sierra plan to file with the SEC and mail to their respective stockholders a joint proxy statement on Schedule 14A (the “Proxy Statement”), and BBDC plans to file with the SEC a registration statement on Form N-14 (the “Registration Statement”) that will include the Proxy Statement and a prospectus of BBDC. The Proxy Statement and the Registration Statement will each contain important information about BBDC, Sierra, the proposed Transaction and related matters. STOCKHOLDERS OF EACH OF BBDC AND SIERRA ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND THE REGISTRATION STATEMENT WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BBDC, SIERRA, THE TRANSACTION AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site at http://www.sec.gov and, for documents filed by BBDC, from the BBDC website at http://www.baringsbdc.com or for documents filed by Sierra, from the Sierra website at http://www.sierraincomecorp.com.

Participants in the Solicitation

BBDC and Sierra and their respective directors, executive officers and certain other members of management and employees of Barings, SIC Advisors LLC and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of BBDC and Sierra in connection with the Proposals. Information about the directors and executive officers of BBDC is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 26, 2021. Information about the directors and executive officers of Sierra is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 28, 2021. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of BBDC’s and Sierra’s stockholders in connection with the Proposals will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when such documents become available. Investors should read the Proxy Statement and Registration Statement carefully and in their entirety when they become available before making any voting or investment decisions. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this Current Report on Form 8-K is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in BBDC, Sierra or in any fund or other investment vehicle. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and among Barings BDC, Inc., Mercury Acquisition Sub, Inc., Sierra Income Corporation and Barings LLC, dated as of September 21, 2021.*

99.1	Joint press release of Barings BDC, Inc. and Sierra Income Corporation, dated September 21, 2021.

*	The schedules to this Exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. Sierra will furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2021	SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer